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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K) for the year ended December 31, 2002 and to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503,
No. 333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No.
333-55068, No. 333-61822, No. 333-62604, No. 333-74890, and No. 333-96663) and
the Registration Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-83934, No. 333-89052, No. 333-100337, No.333-100399, No. 333-100400, and No.
333-101041) of our report dated March 5, 2003, with respect to the consolidated financial statements of Zix Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                          /s/ ERNST & YOUNG LLP


Dallas, Texas
March 19, 2003